Exhibit 23(a)

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806 and 33-48297 on Form S-8 and Registration Statement No.
333-6159 on Form S-3 of American Medical Alert Corp. of our report dated February 17, 1999 appearing in this Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 1998.




/s/ MARGOLIN, WINER & EVENS LLP
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MARGOLIN, WINER & EVENS LLP


Garden City, New York

March 25, 1999